Exhibit 99.1

Thursday, January 15, 2026 FOR IMMEDIATE RELEASE
WaFd Announces Quarterly Earnings Per Share Of $0.79
Q1 Highlights

$64 Million	$0.79	0.96%	10.6%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity[1]

We are off to a solid start in fiscal 2026, with a 10% increase in earnings per share on a linked quarter basis and a 46% increase compared to the same period last year. Earnings were driven by a steady margin, increases in other income and lower expenses. Increases in delinquent and non-performing loans have our full attention, yet current levels reflect normal stress in a diversified portfolio. We believe we are well reserved for any losses that may materialize. Loan demand has been modest, yet I am encouraged by recent client inquiries and believe we are poised for stronger loan production in the coming months. In the meantime, we have taken decisive action by repurchasing shares at attractive valuations—0.99 times tangible book value—which has contributed to our increased earnings per share and a 7.1% annualized growth in tangible book value per share.

Brent Beardall President and CEO of WaFd Bank

Net Interest Income and NIM	■$171 million net interest income for the quarter compared to $170 million in Q4 fiscal 2025. ■Net interest margin at 2.70% for the quarter compared to 2.71% for Q4.	Credit Quality	■Non-performing assets up $60 million at 0.75% of total assets compared to 0.54% for Q4 2025. ■Delinquencies up $92 million to 1.07% of total loans compared to 0.60% for Q4 2025.

Non-Interest Income and Expense
■Non-interest income up $2 million and non-interest expense down $1 million compared to prior quarter.
■Efficiency ratio decreased to 55.25% compared to 56.82% in the prior quarter as a result of the increased net interest income and lower expenses.
Shareholder Returns and Stock Activity
■On December 5, 2025, the Company paid a cash dividend of $0.27 per share, 171st consecutive quarterly dividend paid.
■1,950,013 shares were repurchased during the quarter at a weighted average price of $29.75 per share.

[1] Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures
SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of WaFd Bank (or the "Bank"), today announced quarterly earnings of $64,196,000 for the quarter ended December 31, 2025, an increase of 6% from net earnings of $60,597,000 for the quarter ended September 30, 2025 and an increase of 36% from net earnings of $47,267,000 for the quarter ended December 31, 2024. After the effect of dividends on preferred stock, net income available for common shareholders was $0.79 per diluted share for the quarter ended December 31, 2025, compared to $0.72 per diluted share for the quarter ended September 30, 2025, and $0.54 per diluted share for the quarter ended December 31, 2024, a $0.25 or 46% increase in fully diluted earnings per common share.

Quarterly Earnings Release Q1 2026	1

WaFd Inc. Announces First Quarter Results
The following table provides the Company's financial scorecard for the last five quarters:

	As of
(In thousands, except share and ratio data)	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
BALANCE SHEET
Cash	$734,915		$657,310		$809,252		$1,231,461		$1,507,735
Loans receivable, net	19,848,156		20,088,618		20,277,164		20,920,001		21,060,501
Allowance for credit losses ("ACL")	221,039		221,220		219,268		222,709		225,022
Available-for-sale securities, at fair value	4,142,285		3,533,201		3,387,497		3,142,763		2,743,731
Held-to-maturity securities, at amortized cost	764,794		645,802		512,854		526,502		537,348
Total investments	4,907,079		4,179,003		3,900,351		3,669,265		3,281,079
Total assets	27,285,744		26,699,699		26,731,915		27,644,637		27,684,454
Transaction deposits	12,865,974		12,306,532		11,969,124		11,853,984		11,853,859
Time deposits	8,550,996		9,131,104		9,417,447		9,573,442		9,584,918
Total deposits	21,416,970		21,437,636		21,386,571		21,427,426		21,438,777
Borrowings and junior subordinated debentures	2,488,411		1,817,249		1,991,087		2,814,938		2,914,627
Total shareholders' equity	3,029,407		3,039,575		3,014,325		3,032,620		3,021,636
Loans to customer deposits	92.67%	%	93.71%	%	94.81%	%	97.63%	%	98.24%	%

PROFITABILITY
Net income	$64,196		$60,597		$61,952		$56,252		$47,267
Net income to common shareholders	60,540		56,941		58,296		52,596		43,611
Earnings per common share	0.79		0.72		0.73		0.65		0.54
Return on tangible common equity[1]	10.57%	%	9.99%	%	10.20%	%	9.18%	%	7.69%	%
Return on tangible assets[1]	0.97%	%	0.93%	%	0.94%	%	0.84%	%	0.70%	%
Net interest margin	2.70%	%	2.71%	%	2.69%	%	2.55%	%	2.39%	%
Efficiency ratio	55.25%	%	56.82%	%	56.01%	%	58.31%	%	65.04%	%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$35.70		$35.04		$34.30		$33.84		$33.45
Tangible common shareholders' equity per share[1]	29.91		29.38		28.69		28.31		27.93
Shareholders' equity to total assets	11.10%	%	11.38%	%	11.28%	%	10.97%	%	10.91%	%
Tangible shareholders' equity to tangible assets[1]	9.64%	%	9.89%	%	9.78%	%	9.51%	%	9.45%	%
Common shares outstanding	76,448,351		78,186,520		79,130,276		80,758,674		81,373,760
Preferred shares outstanding	300,000		300,000		300,000		300,000		300,000

CREDIT QUALITY
ACL to gross loans	1.05%	%	1.04%	%	1.03%	%	1.01%	%	1.00%	%
Non-accrual loans to net loans	0.96%	%	0.64%	%	0.41%	%	0.29%	%	0.34%	%
Delinquencies to net loans	1.07%	%	0.60%	%	0.26%	%	0.27%	%	0.30%	%
Non-performing assets to total assets	0.75%	%	0.54%	%	0.36%	%	0.26%	%	0.29%	%
Total criticized loans to net loans	4.60%	%	4.39%	%	4.07%	%	3.32%	%	2.54%	%
Total adversely classified loans to net loans	2.94%	%	3.16%	%	3.54%	%	2.53%	%	1.97%	%
1Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.

Quarterly Earnings Release Q1 2026	2

WaFd Inc. Announces First Quarter Results
Balance Sheet Total assets increased to $27.3 billion as of December 31, 2025, compared to $26.7 billion at September 30, 2025, primarily due to the purchase of investment securities during the period. Investment securities increased by $728 million, or 17.4% in the three months ended December 31, 2025, a result of $866 million of purchases, primarily discount-priced agency mortgage backed securities at an effective yield of 4.93%. Net loans decreased $0.2 billion to $19.8 billion and cash increased $0.1 billion, or 11.8%.
Customer deposits totaled $21.4 billion as of December 31, 2025, largely unchanged from September 30, 2025. The effective weighted average interest rate, including non-interest-bearing deposits, was 2.56% as of December 31, 2025, compared to 2.69% at September 30, 2025. Transaction accounts increased by $559 million or 4.5% during the period, while time deposits decreased $580 million or 6.4%. As of December 31, 2025, 60.1% of the Company’s deposits were transaction accounts, an increase from 57.4% at September 30, 2025. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 79.7% of deposits at December 31, 2025, up from 77.9% on September 30, 2025. Deposits that are uninsured or not collateralized were 26.2% of total deposits as of December 31, 2025, an increase from 24.7% as of September 30, 2025.
Borrowings totaled $2.4 billion as of December 31, 2025, up from $1.8 billion at September 30, 2025. The effective weighted average interest rate of borrowings was 2.74% as of December 31, 2025, compared to 2.50% at September 30, 2025.
Loan originations for active loan types totaled $1.1 billion for the first fiscal quarter of 2026, compared to $1.4 billion of originations in the prior quarter. Offsetting loan originations for these loan types in each of these quarters were loan repayments of $1.0 billion and $1.2 billion, respectively. Active loan types include the commercial segment and the consumer portfolio. Inactive loan-types include all consumer residential portfolios. These loan types had repayments of $0.3 billion during the quarter. Commercial loans represented 94% of all loan originations during the first fiscal quarter of 2026 and consumer loans accounted for the remaining 6%. The period end interest yield on the loan portfolio was 5.24% as of December 31, 2025, a decrease from 5.38% as of September 30, 2025.
Tangible common equity per share is a key metric for our management team. For the three months ended December 31, 2025, tangible book value per share grew from $29.38 as of September 30, 2025 to $29.91. This metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures. During the quarter, the Company repurchased 1,950,013 shares of common stock at a weighted average price of $29.75. Our share repurchase plan currently has a remaining authorization of 6.3 million shares which, depending on share price, provides a compelling investment alternative.
Credit Quality Credit quality continues to be closely monitored with the shifting economic and monetary environment. As of December 31, 2025, non-performing assets increased to $203 million, or 0.75% of total assets, from $143 million, or 0.54%, at September 30, 2025. The change is due to non-accrual loans increasing by $62.7 million, or 49%, since September 30, 2025 offset by a decrease in real estate owned ("REO") of $2.3 million during the same time frame. Delinquent loans increased to 1.07% of total loans at December 31, 2025, compared to 0.60% at September 30, 2025. The current quarter increase in non-performing assets is primarily the result of two commercial relationships over 90 days past due. Although appropriately non-accrual based on policy, it was determined no charge-offs were needed for these credits and management is actively collaborating with the borrowers.
The allowance for credit losses (including the reserve for unfunded commitments) totaled $221 million as of December 31, 2025, and was 1.05% of gross loans outstanding, as compared to $221 million, or 1.04% of gross loans outstanding, as of September 30, 2025. Net charge-offs were $3.7 million for the first fiscal quarter of 2026, compared to $1.0 million for the prior quarter.
Profitability Net interest income was $171 million for the first fiscal quarter of 2026, an increase of $1.2 million or 1% from the prior quarter. The increase in net interest income was primarily due to a 14 basis point decrease in the rate paid on interest bearing liabilities offsetting the effect of a 12 basis point decrease in the rate earned on interest earning assets. Net interest margin was 2.70% in the first fiscal quarter of 2026 compared to 2.71% for the quarter ended September 30, 2025.
Total non-interest income was $20.3 million for the first fiscal quarter of 2026 compared to $18.4 million the prior quarter. The increase compared to the prior quarter was primarily due to a $3.2 million gain recorded on the sale of a branch property. This gain was partially offset by losses taken on certain equity method investments in the quarter which realized gains in the prior quarter.
Total non-interest expense was $105.7 million in the first fiscal quarter of 2026, a slight decrease of $1.3 million, or 1.2%, from the prior quarter. The decrease is the result of reduced Compensation and Technology expenses offset by increased other expense. Decreased expenses combined with increased income resulted in a decrease in the Company’s efficiency ratio in the first fiscal quarter of 2026 to 55.3%, compared to 56.8% in the prior quarter.

Quarterly Earnings Release Q1 2026	3

WaFd Inc. Announces First Quarter Results
The Company recorded a $3.5 million provision for credit losses in the first fiscal quarter of 2026 compared to a provision of $3.0 million the prior quarter. The provision for loan losses in the quarter ended December 31, 2025 was the net result of decreased loan balances, mixed credit metrics, including the increasing trends in negative migration of criticized and nonperforming loans and $3.7 million of net charge-offs taken during the quarter.
Return on common shareholders' equity for the quarter ended December 31, 2025 was 8.86% compared to 8.36% for the quarter ended September 30, 2025. Adjusted for certain non-operating items, return on equity for the quarter was 8.49% compared to adjusted return on equity of 8.37% the prior quarter. Return on assets for the quarter ended December 31, 2025 was 0.96% compared to 0.91% for the previous quarter. Adjusted for certain non-operating items, return on assets for the quarter is 0.92% compared to adjusted return on assets of 0.91% the prior quarter. For a reconciliation of these adjusted ratios, see the Non-GAAP Financial Measures section below.
Income tax expense totaled $18.1 million the first fiscal quarter of 2026, as compared to $17.0 million for the prior quarter. The effective tax rate for the quarter ended December 31, 2025 was 22.00% compared to 21.93% for the quarter ended September 30, 2025. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 208 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company will host a conference call for investors and analysts at 7:00am Pacific Time on Friday January 16, 2026. Participants may register for the call from a link on the Company's investor relations site (https://www.wafdbank.com/about-us/investor-relations) or through a direct link (https://register-conf.media-server.com/register/BI3c78563caa08404080a16d082e20e62f). The Company uses its website to distribute financial and other material information about the Company.
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Quarterly Earnings Release Q1 2026	4

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	December 31, 2025	September 30, 2025
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$734,915	$657,310
Available-for-sale securities, at fair value	4,142,285	3,533,201
Held-to-maturity securities, at amortized cost	764,794	645,802
Loans receivable, net of allowance for loan losses of $199,539 and $199,720	19,848,156	20,088,618
Interest receivable	97,650	98,589
Premises and equipment, net	270,552	261,271
Real estate owned	8,738	11,084
FHLB stock	118,218	88,068
Bank owned life insurance	277,121	275,159
Intangible assets, including goodwill of $416,247 and $414,722	443,085	442,093
Federal and state income tax assets	102,377	112,784
Other assets	477,853	485,720
	$27,285,744	$26,699,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$12,865,974	$12,306,532
Time deposits	8,550,996	9,131,104
Total customer deposits	21,416,970	21,437,636
Borrowings	2,436,532	1,765,604
Junior subordinated debentures	51,879	51,645
Advance payments by borrowers for taxes and insurance	20,688	59,845
Federal and state income tax liabilities	5,124	—
Accrued expenses and other liabilities	325,144	345,394
	24,256,337	23,660,124
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,616,464 and 154,408,001 shares issued; 76,448,351 and 78,186,520 shares outstanding	154,616	154,408
Additional paid-in capital	2,165,709	2,163,276
Accumulated other comprehensive income (loss), net of taxes	61,904	56,950
Treasury stock, at cost 78,168,113 and 76,221,481 shares	(1,798,702)	(1,740,761)
Retained earnings	2,145,880	2,105,702
	3,029,407	3,039,575
	$27,285,744	$26,699,699

Yield and margin as of period end
Loans receivable[1]	5.24%	%	5.38%	%
Mortgage-backed securities	4.49		4.44
Combined cash, investments and FHLB stock	4.24		4.96
Interest-earning assets	5.05		5.23
Interest-bearing customer accounts	2.76		2.95
Borrowings[1]	2.74		2.50
Interest-bearing liabilities	2.76		2.91
Net interest spread	2.29		2.32
Net interest margin	2.77		2.82
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q1 2026	5

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2025	2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$264,207	$286,597
Mortgage-backed securities	38,902	18,337
Investment securities and cash equivalents	19,387	40,183
	322,496	345,117
INTEREST EXPENSE
Customer accounts	136,214	162,150
Borrowings and junior subordinated debentures	15,171	27,536
	151,385	189,686
Net interest income	171,111	155,431
Provision (release) for credit losses	3,500	—
Net interest income after provision (release)	167,611	155,431
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	—	20
Gain (loss) on termination of hedging derivatives	24	5
Loan fee income	1,354	1,345
Deposit fee income	7,858	7,046
Other income	11,019	7,286
Total non-interest income	20,255	15,702
NON-INTEREST EXPENSE
Compensation and benefits	54,190	59,927
Occupancy	11,170	10,788
FDIC insurance premiums	5,400	4,850
Product delivery	6,574	5,785
Information technology	14,384	14,192
Other expense	14,003	15,769
Total non-interest expense	105,721	111,311
Gain (loss) on real estate owned, net	156	429
Income before income taxes	82,301	60,251
Income tax provision	18,105	12,984
Net income	64,196	47,267
Dividends on preferred stock	3,656	3,656
Net income available to common shareholders	$60,540	$43,611

PER SHARE DATA
Basic earnings per common share	$0.79		$0.54
Diluted earnings per common share	0.79		0.54
Cash dividends per common share	0.27		0.26
Basic weighted average shares outstanding	76,969,729		81,294,227
Diluted weighted average shares outstanding	77,015,554		81,401,599
PERFORMANCE RATIOS
Return on average assets	0.96%	%	0.69%	%
Return on average common equity	8.86%	%	6.42%	%

Quarterly Earnings Release Q1 2026	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$264,207	$271,787	$279,476	$282,077	$286,597
Mortgage-backed securities	38,902	32,953	27,855	23,926	18,337
Investment securities and cash equivalents	19,387	21,794	24,383	30,081	40,183
	322,496	326,534	331,714	336,084	345,117
INTEREST EXPENSE
Customer accounts	136,214	143,874	146,735	151,948	162,150
Borrowings and junior subordinated debentures	15,171	12,754	16,991	23,226	27,536
	151,385	156,628	163,726	175,174	189,686
Net interest income	171,111	169,906	167,988	160,910	155,431
Provision for credit losses	3,500	3,000	2,000	2,750	—
Net interest income after provision	167,611	166,906	165,988	158,160	155,431
NON-INTEREST INCOME
Gain on sale of investment securities	—	—	—	—	20
Gain on termination of hedging derivatives	24	32	56	65	5
Loan fee income	1,354	2,081	1,650	1,812	1,345
Deposit fee income	7,858	7,959	7,588	7,057	7,046
Other income	11,019	8,319	8,979	9,947	7,286
Total non-interest income	20,255	18,391	18,273	18,881	15,702
NON-INTEREST EXPENSE
Compensation and benefits	54,190	56,028	53,481	52,710	59,927
Occupancy	11,170	10,895	11,755	11,499	10,788
FDIC insurance premiums	5,400	4,400	5,150	5,800	4,850
Product delivery	6,574	6,558	6,621	6,907	5,785
Information technology	14,384	16,406	15,022	14,481	14,192
Other expense	14,003	12,706	12,298	13,435	15,769
Total non-interest expense	105,721	106,993	104,327	104,832	111,311
Gain (loss) on real estate owned, net	156	(681)	(176)	(199)	429
Income before income taxes	82,301	77,623	79,758	72,010	60,251
Income tax provision	18,105	17,026	17,806	15,758	12,984
Net income	64,196	60,597	61,952	56,252	47,267
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$60,540	$56,941	$58,296	$52,596	$43,611

Quarterly Earnings Release Q1 2026	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.79		$0.73		$0.73		$0.65		$0.54
Diluted earnings per common share	0.79		0.72		0.73		0.65		0.54
Cash dividends per common share	0.27		0.27		0.27		0.27		0.26
Basic weighted average shares outstanding	76,969,729		78,509,472		79,888,520		81,061,206		81,294,227
Diluted weighted average shares outstanding	77,015,554		78,573,457		79,907,672		81,105,536		81,401,599
PERFORMANCE RATIOS
Return on average assets	0.96%	%	0.91%	%	0.92%	%	0.82%	%	0.69%	%
Return on average common equity	8.86		8.36		8.54		7.68		6.42
Net interest margin	2.70		2.71		2.69		2.55		2.39
Efficiency ratio	55.25		56.82		56.01		58.31		65.04

Quarterly Earnings Release Q1 2026	8

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Unaudited - In thousands, except for share and ratio data)
Shareholders' equity - GAAP	$3,029,407	$3,039,575	$3,014,325	$3,032,620	$3,021,636
Less intangible assets - GAAP	443,085	442,093	444,291	446,660	449,213
Tangible shareholders' equity	$2,586,322	$2,597,482	$2,570,034	$2,585,960	$2,572,423
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,286,322	$2,297,482	$2,270,034	$2,285,960	$2,272,423

Total assets - GAAP	$27,285,744	$26,699,699	$26,731,915	$27,644,637	$27,684,454
Less intangible assets - GAAP	443,085	442,093	444,291	446,660	449,213
Tangible assets	$26,842,659	$26,257,606	$26,287,624	$27,197,977	$27,235,241

Tangible Metrics
Common shares outstanding - GAAP	76,448,351	78,186,520	79,130,276	80,758,674	81,373,760
Tangible common equity per share	$29.91	$29.38	$28.69	$28.31	$27.93
Tangible equity to tangible assets	9.64%	9.89%	9.78%	9.51%	9.45%

Quarterly Earnings Release Q1 2026	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Unaudited - In thousands, except for ratio data)
Average shareholders' equity - GAAP	$3,033,933	$3,023,098	$3,030,745	$3,039,021	$3,015,197
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	442,226	443,382	445,733	448,272	447,754
Average tangible common equity	$2,291,707	$2,279,716	$2,285,012	$2,290,749	$2,267,443

Average Assets - GAAP	$26,852,389	$26,540,782	$26,813,500	$27,371,320	$27,504,576
Less average intangible assets - GAAP	442,226	443,382	445,733	448,272	447,754
Average tangible assets	$26,410,163	$26,097,400	$26,367,767	$26,923,048	$27,056,822

Average Tangible Metrics
Net income - GAAP	64,196	60,597	61,952	56,252	47,267
Net income available to common shareholders' - GAAP	60,540	56,941	58,296	52,596	43,611
Return on tangible common equity	10.57%	9.99%	10.20%	9.18%	7.69%
Return on tangible assets	0.97%	0.93%	0.94%	0.84%	0.70%

Quarterly Earnings Release Q1 2026	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Unaudited - In thousands, except for share and ratio data)
Interest income
LBC Hedge Valuation Adj	$—	$—	$—	$—	$3,933

Non-interest income adjustments
(Gain)Loss on sale of branch property	$(3,214)	$467	$4	$—	$195
Distribution received on LBC equity method investment	(237)	(251)	(255)	(257)	(279)
(Gain)Loss on WaFd Bank equity method investment	408	(815)	304	(155)	48
Total non-interest income adjustments	$(3,043)	$(599)	$53	$(412)	$(36)

Non-interest expense adjustments
Acquisition-related expenses	$—	$—	$—	$—	$239
Non-operating expenses:
Restructuring Charges	—	—	—	—	5,390
	—	—	—	—	5,390
Total non-interest expense adjustments	$—	$—	$—	$—	$5,629

Net Income - GAAP	$64,196	$60,597	$61,952	$56,252	$47,267
Interest income adjustments	—	—	—	—	3,933
Non-interest income adjustments	(3,043)	(599)	53	(412)	(36)
Non-interest expense adjustments	—	—	—	—	5,629
REO adjustments	(156)	681	176	199	(429)
Income tax adjustment	704	(18)	(51)	47	(1,960)
Net Income - non-GAAP	$61,701	$60,661	$62,130	$56,086	$54,404

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders' - non-GAAP	$58,045	$57,005	$58,474	$52,430	$50,748

Basic weighted average number of shares outstanding - GAAP	76,969,729	78,509,472	79,888,520	81,061,206	81,294,227
Diluted weighted average number of shares outstanding - GAAP	77,015,554	78,573,457	79,907,672	81,105,536	81,401,599

Basic EPS - non-GAAP	$0.75	$0.73	$0.73	$0.65	$0.62
Diluted EPS - non-GAAP	0.75	0.73	0.73	0.65	0.62

Quarterly Earnings Release Q1 2026	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	55.3%	56.8%	56.0%	58.3%	65.0%

Net interest income - GAAP	$171,111	$169,906	$167,988	$160,910	$155,431
Total interest income adjustments	—	—	—	—	3,933
Net interest income - non-GAAP	$171,111	$169,906	$167,988	$160,910	$159,364

Non-interest expense - GAAP	$105,721	$106,993	$104,327	$104,832	$111,311
Less merger related expenses	—	—	—	—	239
Less non-operating expenses	—	—	—	—	5,390
Non-interest Expenses - non-GAAP	$105,721	$106,993	$104,327	$104,832	$105,682

Non-interest income - GAAP	$20,255	$18,391	$18,273	$18,881	$15,702
Total other income adjustments	(3,043)	(599)	53	(412)	(36)
Non-interest income - non-GAAP	$17,212	$17,792	$18,326	$18,469	$15,666

Net Interest Income - non-GAAP	$171,111	$169,906	$167,988	$160,910	$159,364
Non-interest income - non-GAAP	17,212	17,792	18,326	18,469	15,666
Total Income - non-GAAP	$188,323	$187,698	$186,314	$179,379	$175,030

Adjusted Efficiency Ratio	56.1%	57.0%	56.0%	58.4%	60.4%

Quarterly Earnings Release Q1 2026	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$64,196	$60,597	$61,952	$56,252	$47,267
Net income available to common shareholders - GAAP	$60,540	$56,941	$58,296	$52,596	$43,611

Average Assets	26,852,389	26,540,782	26,813,500	27,371,320	27,504,576
Return on Assets	0.96%	0.91%	0.92%	0.82%	0.69%

Average Common Equity	$2,733,933	$2,723,098	$2,730,745	$2,739,021	$2,715,197
Return on common equity	8.86%	8.36%	8.54%	7.68%	6.42%

Adjusted:
Net Income - non-GAAP	$61,701	$60,661	$62,130	$56,086	$54,404
Net income available to common shareholders - non-GAAP	$58,045	$57,005	$58,474	$52,430	$50,748

Average Assets	26,852,389	26,540,782	26,813,500	27,371,320	27,504,576
Adjusted Return on Assets	0.92%	0.91%	0.93%	0.82%	0.79%

Average Common Equity	2,733,933	2,723,098	2,730,745	2,739,021	2,715,197
Adjusted Return on common equity	8.49%	8.37%	8.57%	7.66%	7.48%

Quarterly Earnings Release Q1 2026	13

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2025 10-K and Quarterly Reports on Form 10-Q, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, tariffs, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including through the use of artificial intelligence, such as security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, including a "Needs to Improve" CRA rating, which may impose restrictions or penalties on the Company's activities and changes in laws, regulations, or government policies; (ix) expectations regarding key growth initiatives and strategic priorities; (x) our reliance on third party provided technology and developments related to artificial intelligence; (xi) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xii) litigation risks resulting in significant expenses, losses and reputational damage; (xiii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiv) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #
CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q1 2026	14